Exhibit 10.6

THIS LEASE is made on 20 August 2001

BETWEEN


(1) ELDERWALK LIMITED (company number 3088546 England) whose registered office is at 20 Albert Embankment, London, SEl 7TJ ("Landlord")


(2) ONLINE ADVISORY LIMITED company number (03812364) whose registered office is at 4th Floor, Valiant House, 4-10 Heneage Lane, London, EC3A 5DQ ("Tenant")

WITNESSES as follows:

1.       INTERPRETATION

         In this lease where the context so admits:

         1.1 The following words and expressions shall have the following meanings:


         "Apparatus" means plant machinery and equipment in or serving the Building

         "Building" means the Landlord's building known as International House, Dover Place, Ashford Kent

         "Car park" means the area designated by the Landlord for the parking of vehicles (shown edged blue on Plan 2)

         "Common Parts" means the car park service yards, pedestrian hallways, entrance halls, corridors, landings, kitchens, toilet, accommodation lifts, liftshafts, fire escapes, staircases refuse areas and all other parts of the Building which from time to time during the Term are provided by the Landlord for common use and enjoyment by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them

         "Exceptions" means the exceptions and reservations set out in schedule 2 part 2

         "Interest Rate" means the rate of 4 per cent per annum above the base rate from time to time in force of such bank being a member of the Committee of the London Clearing Bankers as the Landlord may from time to time specify both before and after any judgment

         "Insured Risks" means loss or damage by fire, explosion storm, tempest aircraft articles dropped therefrom in peacetime as such other risks as the Landlord may reasonably think fit

         "Landlord" includes the reversioner for the time being immediately expectant on the determination of the Term

         "Landlord's consent" means the prior written consent of the Landlord

         "Permitted Hours" means the hours between 7.30am and 7,30pm on Mondays to Fridays inclusive (bank and other such holidays excepted)

         "Pipes" means the pipes sewers drains conduits gutters watercourses wires cables channels ducts flues aerials cisterns tanks and all other conducting media and ancillary apparatus "Premises" means the property described in schedule I and each and every part of such property

         "Rights" means the rights set out in schedule 2 part 1

         "Term" means the contractual term hereby granted
         "VAT" means value added tax and any tax of a similar nature substituted for it or imposed in addition to it and any penalties or fines in relation to it

1.2 Obligations undertaken by a party comprising more than a single person are joint and several obligations

1.3 Any covenant by the Tenant not to do an act or thing shall be construed as if it were a covenant not to do or permit or suffer such act or thing

1.4 The clause headings herein are for reference only and shall not be taken into account in the construction or interpretation of this lease

2.       DEMISE
         The Landlord demises the premises to the Tenant together with the Rights excepting and reserving to the Landlord the Exceptions to hold the same for the term of three (3) years from and including [20 August 2001] subject to all rights easements privileges restrictions covenants stipulations and other matters of whatsoever nature affecting the Premises paying therefor throughout the Term the yearly rent of thirty four thousand and fifty six pounds (pound)34,056 (exclusive of VAT) by equal monthly payments in advance on the first day of each month the first such payment being a proportionate sum in respect of the period from commencement of the term to the first day of the month next thereafter to be paid on the date of this lease.

3.       TENANTS COVENANTS

         The Tenant covenants with the Landlord as follows

         3.1      Rent and payments

                  To pay the yearly rent at the times and in the manner reserved and made payable by this lease such payment to be made (if required by the Landlord) by banker's standing order

         3.2      Services

                  To pay to the relevant suppliers all Charges for telephone and other telecommunication services supplied to the Premises including all standing charges

         3.3      Interest

                  If any payment of the yearly rent payable by the Tenant under this lease or any VAT payable in respect of any such payment is not paid on the due date (whether formally demanded or not) or if any other sum payable by the Tenant to the Landlord under this lease shall be due but unpaid for 14 days to pay to the Landlord interest on such monies at the Interest Rate from the due date until actual payment provided that this sub-clause shall not prejudice any other right or remedy of the Landlord in respect of any such monies

         3.4      VAT

                  To pay and indemnify the Landlord against any VAX chargeable in respect of or levied on

                  3.4.1 any payment due from or any supply made to the Tenant under or in connection with this lease and

                  3.4.2 any payment made by or any supply made to the Landlord where the Tenant is liable to reimburse the Landlord for such payment or in respect of such supply to the extent that the Landlord is not able to reclaim such VAT as a credit against its output VAT in each case in addition to such payments or supplies

         3.5      Repair

                  3.5.1 To keep the Premises in the same (but not better) state of repair condition and decoration as they were in on the date of the commencement of the Term (fair wear and tear excepted) as evidenced by the photographic Schedule of Condition dated [23 July 2001] annexed hereto

                  3.5.2 To keep the Premises clean and tidy and clear of rubbish

         3.6      Alterations

                  3.6.1 Not to cause waste or damage to the Premises provided that if such waste or damage is caused to the Premises then the Tenant shall make good the same on or before the determination of this Lease

                  3.62 not to carry out any alterations or additions to the Premises

         3.7      Statutory obligations

                  To comply in all respects with the provisions of and execute all such works as shall be required by any statute (including all bye-laws regulations orders and other matters deriving from any statute) present or future affecting any activity carried out by the Tenant at the Premises the Tenant's use of the Premises the employment of any person at the Premises by the Tenant the storage use or disposal of any substance or material on at or from the Premises by the Tenant or the use of any machinery or equipment at the Premises by the Tenant and with all requirements of any competent authority in respect of the Tenant use of the Premises or any such matter and to indemnify the Landlord against any liability whatsoever in respect of any such matter.

         3.8      Inspection and notice to repair

                  To permit the Landlord and all persons authorized by the Landlord to enter the Premises at all times during the Term upon reasonable prior notice (except in the case of emergency) to ascertain that the covenants and conditions contained in this lease have been duly observed and performed and to view the state of repair decoration and condition of the Premises and for such other reasonable purposes as the Landlord shall require (including sale and reletting) and to repair the Premises and rectify any other remediable breach of covenant as required by any notice given to the Tenant or left at the Premises by the Landlord or any such authorised person in accordance with the covenants contained in this lease and if the Tenant shall not within one month after service of such notice proceed diligently with the same or shall have failed to complete the same within two months to permit the Landlord to enter upon the Premises with all necessary workmen and equipment to execute such work or rectify such other remediable breach of covenant and to pay to the landlord as a debt all expenses incurred by the Landlord in connection with the same (including legal and surveyor's fees) on demand

         3.9      User

                  3.9.1 Not to use the Premises other than during the Permitted Hours

                  3.9.2 Not to do anything on the Premises which may be or become a nuisance annoyance disturbance inconvenience injury or damage to the Landlord or the owner or occupier of any adjoining or neighbouring property

                  3.9.3 Not to do anything which may put the Landlord in breach of any restrictions covenants stipulations and other matters of whatsoever nature affecting the Premises

                  3.9.4 Not to use the Premises or any part of the Premises for any dangerous noxious noisy or offensive trade or business or as a betting office or for residential purposes or for any illegal or immoral act or purpose and not to hold any sale by auction on the Premises or store or bring thereon any item of a specially combustible inflammable or dangerous nature and not to allow any person to sleep on the Premises

                  3.9.5 Not to use the Premises or any part of the Premises for any purpose other than offices

         3.10     Signs and advertisements

                  Not to affix erect attach or exhibit upon any part oo the exterior of the Premises or through the windows of the Premises any placard poster notice advertisement name or sign or television or wireless mast or aerial whatsoever save with the Landlord's consent (not to be unreasonably withheld in the case of the Tenant's name and business sign in a style, size and position to be approved by the Landlord)

         3.11     Insurance obligations

                  3.11.1 Not to do anything which would or might cause any policy of insurance in respect of the premises or any neighbouring or adjoining property to become void or voidable either in whole or in part or which may render any increased or additional premium payable for any such insurance

                  3.11.2 To pay to the Landlord on demand the cost of any increased or additional premium and all expenses incurred by the Landlord by reason of any breach by the Tenant of clause 3.11.1

                  3.11.3 To insure against employers liability and third party liability

         3.12     Notices

                  Within seven days of the receipt of the same to give full details to the Landlord of any notice direction or order made given or issued to the Tenant by any local or public authority and if so required by the landlord to produce the sane to the Landlord

         3.13     Alienation

                  Not to assign underlet mortgage charge hold on trust or share or part with the possession or occupation of the whole or any part or parts of the Premises

         3.14     Car Park

                  Not to obstruct the car park at any time and to comply with any reasonable regulations made by the Landlord in connection with the use of the car park

         3.15     Costs

                  3.15.1 To pay to the Landlord on demand on a full indemnity basis all costs (including solicitor's bailiffs and surveyor's fees) incurred by the Landlord (in the case of clause 3.15.1.3 to be reasonable and proper costs) in incidental to or in reasonable contemplation of

                           3.15.1.1 the preparation and service of a notice or
                                    proceedings under sections 146 or 147 of the Law of Property Act 1925 notwithstanding that forfeiture is avoided otherwise than by relief granted by the court

                           3.15.1.2 the preparation and service of a notice
                                    relating to wants of repair and condition of the Premises whether served during or within one month after the Term

                           3.15.1.3 any application by the Tenant for the
                                    Landlord's consent or approval to any matter or thing under the terms of this lease unless the same shall be unreasonably refused

                           3.15.1.4 obtaining rectification of any breach of
                                    covenant under this lease whether or not proved by court proceedings

         3.16     Re-letting

                  During the last six months of the Term to permit intending tenants or purchasers at reasonable times of the day to view the Premises upon reasonable prior notice being given to the Tenant.

         3.17     Yield up

                  To yield up the Premises at the expiration or sooner determination of the Term in a condition that is in accordance with the Tenant's covenants herein contained

         3.18     Indemnity

                  To indemnify the Landlord against all liability in respect of any injury to or the death of any person damage to any property and all other liability arising directly or indirectly out of the Tenant's use of the Premises or any breach of the covenants on the part of the Tenant contained in this tease and to effect such public liability insurance in respect of the Premises as may be reasonably required by the Landlord

4.       LANDLORD'S COVENANTS

         4.1 The Landlord covenants with the Tenant that so long as the Tenant is not in breach of any of the Tenant's obligations under this lease the Tenant may peaceably and quietly hold and enjoy the Premises during the Term without any unlawful interruption by the Landlord or any person claiming under or in trust for the Landlord

         4.2 The Landlord shall use reasonable endeavours to provide of secure the provision of the services listed in Schedule 3

 5.      PROVISOS

         It is hereby agreed and declared as follows:

         5.1      Forfeiture

                  If the rent hereby reserved or any part thereof is 14 days in arrear (whether formally demanded or not) or if the Tenant fails to observe or perform any of the covenants on the part of the Tenant herein contained or if the Tenant (being an individual) shall become bankrupt or (being a company) shall go into liquidation or suffer an administrative receiver or an administrator to be appointed or in either case shall make any composition or arrangement with its or his creditors or suffer any distress to be levied on its or his goods then and in any such case the Landlord may re-enter upon the Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely determine but without prejudice to any claim by one party for any antecedent breach of covenant by the other

        5.2       Recovery of payments

                  All sums due to the Landlord under this lease shall be payable as rent and the Landlord shall have the same remedies for the recovery of such sums as the Landlord would or might have for rent in arrear

        5.3       Compensation

                  Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Premises shall be excluded to the extent that the law allows

        5.4       Liability

                  The Landlord shall not save in respect of any act or omission by the Landlord for which it is responsible under this Lease and save as shall be covered by its insurances (so far as such insurances arc not vitiated or insurance monies refused by any fault, act or neglect of the Tenant its servants or agents) be responsible for any loss or damage which may be done to or suffered by the tenant or the Tames employees agents visitors or invitees by reason of the state and condition of the Premises or any act neglect or default of the Landlord or the Tenant's agents visitors licensees or invitees or the owner or tenant licensee or occupier of any adjoining or adjacent premises or any part or parts of such premises

         5.5 If the Building or any parts of it is destroyed or damaged so as to render the Premises unfit for occupation or use or inaccessible

                  5.5.1 the Tenant shall be entitled by two months notice to the Landlord to terminate this Lease and upon the expiration of such notice this Lease shall absolutely cease and determine

                  5.5.2 the rent reserved by this lease shall be suspended until the Premises is fit for occupation and use and accessible or until expiry of loss of rent insurance if earlier and

                  5.5.3 any rent paid by the Tenant for the period whilst the Premises are unfit for occupation or use or inaccessible shall as soon as practicable refunded by the Landlord

         5.6 The Landlord gives no warranty that the Premises are legally or physically fit for the purposes set out m clause 3.9.5 or that the Premises may be used for that purpose under the Town and Country Planning Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 or any orders or regulations made thereunder or amendments thereto.

         5.7      Exclusion of security

                  Having been authorised to do so by an order of the Mayor's and City of London County Court made on 17 August 2001 under the provisions of section 38(4) of the Landlord and Tenant Act 1954 (as amended) the provisions of sections 24 to 28 (inclusive) of that Act shall be excluded in relation to this tenancy

         5.8      Tenant's option to determine

                  The Tenant shall be entitled by giving to the Landlord not less than three months' notice in writing to expire at any time after the expiry of the date six months following the commencement of the Term (such date to be specified in the notice and hereafter referred to as the "Termination Date") to terminate this Lease on the Termination Date and if on the Termination Date the Tenant shall have paid the rents hereby reserved this Lease shall absolutely cease and determine but without prejudice to any right or remedy of either party in respect of any antecedent breach by the other of the provisions of this Lease

         5.9 Exclusion of rights under the Contracts (rights of Third Parties) Act 1999

                  A person who is not a party to this lease shall have no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this lease This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act

         5.10     Stamp Duty

                  It is hereby certified that there is no agreement for lease to which this lease gives effect

                                   SCHEDULE 1
                                    Premises

The interior of that part of the Fourth Floor Block A International House Dover Place Ashford Kent for the purpose of identification only edged red on the plan named hereto (totalling 282 square feet) but excluding structural parts and the conduits serving the same other than telephone or telecommunication cables

                                   SCHEDULE 2

                                     Part 1
                                     Rights

1. The right for the Tenant or its servants agents and/or visitors in connection with the use of the Property to park not more than four private motor vehicle in the Car Park subject to compliance with the covenants in this Lease .

2. The right with or without vehicles access to and egress tom the Car Park together with the right on foot only from and to the Car Park for access to and from the Premises

3.       The right to use the Common Parts

4. The right for electricity telecommunication heating and (if applicable) water and gas serves to pass to and from the Premises

                                     Part 2
                                   Exceptions

1. Fall right and liberty at any time hereafter and from time to time to execute works and erections upon and to alter or rebuild any buildings erected on any adjoining or neighbouring property and to use such adjoining or neighbouring property or the buildings now or hereafter erected thereon in such manner as the Landlord shall think fit notwithstanding that the access of light and air to the Premises may thereby be interfered with

2. The right to enter upon the Premises for all purposes (and on the terms) mentioned in this lease and for all reasonable purposes otherwise arising out of or in connection with the Landlords ownership of the Premises

                                   SCHEDULE 3

                                    Services

1. Maintaining and repairing and when the Landlord in its discretion thinks it appropriate so to do amending altering reinstating renewing and rebuilding the structure and the conduits save insofar as the same are the responsibility of tenants in the Building

2. Maintaining repairing cleansing lighting and decorating to such standard as the Landlord may from time to time consider appropriate the Common Parts and providing electricity and heating to the Premises during the Permitted Flours

3. Inspecting servicing maintaining repairing amending overhauling and replacing the Apparatus save insofar as the same is the responsibility of tenants in the Building

4. lift services in the Building via the lifts now in the Building or such substituted lifts as the Landlord (in its absolute discretion) may from time to time decide to install

5. an adequate supply of electricity to the outlets therefor within the Building

6. an adequate supply of hot and cold water to the outlets therefor within the Building

7. the supply of telecommunications cables and outlets within the Building (but not for the avoidance if doubt not a telephone system)

8. central heating to the Building so as to maintain the same to such temperatures as the Landlord shall in its absolute discretion consider adequate

9. Supplying necessary washing and toilet requisites in the toilet accommodation in the Building (other than that accommodation which is in the exclusive occupation of any tenant of the Building)

10. Maintaining upgrading and renewing any fire alarms fire prevention and fire fighting equipment for the common benefit of persons resorting to the Building (other than those which exclusively serve the Premises and other pasta of the Building let or intended to be let to tenants)

11. Cleaning as frequently as the Landlord shall in its absolute discretion consider adequate the exterior and interior of all windows and window frames of the Building including those in the Common Parts

12. (Save insofar as insured under other provisions of this Lease) insuring the Building and the Common Parts against the Insured Risks and insuring the Landlord against property owners' liability third party liability and employers' liability in respect of the Building and such other Halts perils and contingencies as the Landlord in its absolute discretion shall from time to time deem necessary or expedient

13. Collecting and disposing of normal refuse from the Building (including those parts thereof as are let or are capable of being let) and the provision repair maintenance and renewal of plant and equipment for the collection treatment packaging or disposing of refuse

14. Providing and maintaining (at the Landlord's absolute discretion) plants shrubs trees garden or grassed areas or landscaped areas and floral decorations in the Common Parts and keeping the same properly maintained and cultivated

15. the provision of such reception facilities in the ground floor of the Building as the Landlord shall think fit

16. Such other services as the Landlord in its absolute discretion shall think proper or beneficial for the better and more efficient management use and promotion of the Building and the comfort and convenience of the generality of the tenants in the Building


EXECUTED (but not delivered until the date)
hereof) as a deed by ELDERWALK LIMITED)
acting by:

/s/ Signature Illegible
-----------------------------
Director

/s/ Signature Illegible
-----------------------------
Director/Secretary